EXHIBIT 99.1

II-VI Incorporated Acquires Integrated Photonics, An Innovator of Optical Isolator Materials

  Acquisition is valued at approximately $45.0M in cash due at closing with a $2.5M earn out
  Business to be a division of II-VI Photonics segment
  The Company’s guidance for the quarter is unchanged

PITTSBURGH, June 19, 2017 (GLOBE NEWSWIRE) -- II‐VI Incorporated (NASDAQ:IIVI), a leader in engineered materials and optoelectronic components, today announced the acquisition of Integrated Photonics, Inc., headquartered in Hillsborough, NJ, in a cash transaction valued at approximately $45.0 million at closing and with a $2.5 million earn out.

Integrated Photonics was founded in 2000 as a spin-out of the magneto-optic materials group of AT&T Bell Labs.  Integrated Photonics is a leader in engineered magneto-optic materials that enable high-performance directional components such as optical isolators for the optical communications market.

Optical isolators based on magneto-optic materials are embedded in transceivers with edge emitting lasers and in optical amplifiers. They are widely deployed in datacenters and the global optical network infrastructure at a pace that is accelerated by the rapidly growing bandwidth demand for enterprise and consumer applications, including cloud computing and emerging 5G wireless services.

“The magneto-optic materials engineered at Integrated Photonics are second to none as evidenced by their leading market position and their scalable production lines now running at full capacity,” said Dr. Chuck Mattera, President and CEO, II-VI Incorporated. “We are excited about the opportunity to scale the business to satisfy a strong and growing demand that currently exceeds the global supply.”

The acquisition is a strategic fit for the II-VI Photonics segment. The magneto-optic materials extend II-VI’s broad portfolio of engineered materials and vertically integrated solutions to further penetrate the fiber laser market and to address emerging magnetic sensing applications.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers.

Forward‐looking Statements

This press release contains forward‐looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward‐looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going‐forward basis. The forward‐looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward‐looking statements herein or in previous disclosures. The Company believes that all forward‐looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward‐looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward‐looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward‐looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10‐K for the fiscal year ended June 30, 2016; (iii) the purchasing patterns of customers and end‐users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward‐looking statements whether as a result of new information, future events or developments, or otherwise.

CONTACT:
Mark Lourie
Dir. Corporate Communications
mark.lourie@ii-vi.com
www.ii-vi.com